UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 7, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 – Other Events

Item 8.01 Other Events

On November 7, 2005, YUM! Brands, Inc. issued a press release reporting Period 11 sales for its portfolio of International, China and U.S. businesses. The Company also confirmed its earnings per share guidance for 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated November 7, 2005 from YUM! Brands, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: November 8, 2005	/s/ Ted F. Knopf
Senior Vice President of Finance
and Corporate Controller
(Principal Accounting Officer)

YUM! BRANDS INC. REPORTS ESTIMATED PERIOD 11 SALES

FOR INTERNATIONAL, CHINA AND U.S. BUSINESSES

YUM! BRANDS ANNOUNCES

2005 ANNUAL CONFERENCE FOR INVESTORS & ANALYSTS

Louisville, Ky. — November 7, 2005 — Yum! Brands Inc. (NYSE: YUM) today reported Period 11 system sales for its International Division increased 4% prior to foreign currency conversion or 7% after conversion to U.S. dollars. Period 11 system sales for its China Division increased 8% prior to foreign currency conversion or 10% after conversion to U.S. dollars. U.S. blended same-store sales at company restaurants increased 6% for Period 11, ending October 29.

David C. Novak, Chairman and CEO, said, “Driven by the momentum from the continued expansion of our China and International Division, and strong U.S. same-store-sales growth, we expect to build on this year’s forecasted 12% EPS growth with another year of at least 10% EPS growth in 2006. This would be our fifth straight year of meeting or exceeding our annual target of at least 10% EPS growth.”

Yum! Restaurant International Division System-Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency
Period 11	+7%	+4%	+8%
Quarter to date	+7%	+4%	+7%
Year to date	+9%	+6%	+7%

Note: The company’s annual target growth rate for International Division system sales is at least +5% prior to foreign currency conversion.

China Division System-Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency
Period 11	+10%	+8%	+24%
Quarter to date	+13%	+10%	+23%
Year to date	+12%	+11%	+24%

Note: For the purpose of this report, like calendar months have been compared. The company’s annual target growth rate for China Division system sales is at least 22% prior to foreign currency conversion.

The company continues to expect to open more than 375 new restaurants in the China Division, exceeding our original 2005 target. For 2006, we expect to raise our new-restaurant-openings target to 400 and will continue to target system sales growth of at least +22%.

U.S. Company Same-Store-Sales Growth (Estimated)

	Period 11 2005	Period 11 2004
U.S. BLENDED	+6%	+2%
Taco Bell	+8%	+3%
Pizza Hut	+4%	+6%
KFC	+6%	(3)%

Note: The company’s annual target growth rate for U.S. same-store sales is +1% to +2%.

2005 Period 11 End Dates
International Division	10/3/2005
China Division	10/31/2005
U.S. Business	10/29/2005

2005 Period 12 End Dates
International Division	10/31/2005
China Division	11/30/2005
U.S. Business	11/26/2005

Period 12 Sales Release

Sales results for Period 12 (the four-week period ending November 26, 2005, for the U.S. businesses) will be released Thursday, December 1, 2005, after the market’s closing.

Full-Year Outlook

	Annual Outlook
	Forecast 2005	Actual 2004	Incr/(Decr)
EPS prior to Special Items	$2.64	$2.36	+12%
Special Items EPS	$0.01	$0.06	NM
Reported EPS	$2.65	$2.42	+10%

Note: This forecast is prior to the impact of adopting SFAS123R.

2005 Annual Conference for Investors & Analysts

Please note, Tuesday, December 6, Yum! Brands will host the company’s Annual Conference for Investors and Analysts from approximately 8:00 a.m. to 1:00 p.m. EST, at The St. Regis Hotel in New York. Online registration is required before 5:00 p.m. EST Friday, December 2. To register, please access the link to the conference online registration at www.yum.com. Click on “Register Now” under “Analyst/Investor Upcoming Events.”

If you have questions, call Yum! Brands Investor Relations at 888/298-6986

International Division includes all operations outside the U.S., with the exception of those reported in the China Division. Currently, the International Division includes more than 11,000 system restaurants in 100 countries and territories. The International Division’s period close remains one period earlier than the company’s period-end date to facilitate consolidated reporting.

China Division includes mainland China, Thailand, and KFC Taiwan. Based on restaurant counts at the end of the third-quarter 2005, the China Division includes 1,657 restaurants in mainland China, 370 restaurants in Thailand, and 132 KFC restaurants in Taiwan.

For 2005, we have moved forward mainland China’s business reporting calendar one period to more closely align the timing of reporting its results of operations with our U.S. business.

For purposes of this sales release, we have compared calendar months included in China Division’s current reporting calendar with those same months last year. However, for purposes of quarterly financial reporting, we will compare 2005 results with previously reported 2004 results. The 2004 results for mainland China reflect a lag of one period. For example, fiscal fourth-quarter 2005 results for mainland China will end December 31, 2005. Last year’s fourth-quarter results ended November 30, 2004.

System-sales growth for our International and China businesses includes total sales from all restaurants regardless of ownership, including company-owned, franchise, license, and unconsolidated affiliate (joint-venture) restaurants. Sales of franchise, unconsolidated affiliate (joint-venture) and license restaurants generate franchise and license fees for the company (typically at a royalty rate of 4% to 6% of sales). Franchise, unconsolidated affiliate (joint-venture) and license restaurant sales are not included in the company sales we present on our Consolidated Statements of Income in accordance with U.S. GAAP; however, the franchise fees (which include on-going royalties and initial fees) are included in the company’s revenues. We believe system-sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all our revenue drivers, company and franchise same-store sales as well as new-restaurant development.

U.S. blended same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W restaurants are not included. U.S. systemwide same-store-sales results including franchise restaurants are reported quarterly within the company’s earnings release and include KFC, Pizza Hut, Taco Bell, Long John Silver’s and A&W restaurants.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with nearly 34,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,100 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. The company has been recognized in Black Enterprise Magazine as one of the “30 Best Companies for Diversity” and for the past three years in Fortune’s “Top 50 Employers for Minorities.”